UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2004

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28470 13 Mile Road, Ste. 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	248-702-6000

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Rate Increase Filing - Battle Creek City Commission Service Area

On November 15, 2004, the Company filed a request with the Battle Creek City Commission in Battle Creek, Michigan (the “City Commission”), seeking authority to (i) increase base rates for service by approximately $5 million, in total, and (ii) replace a current program under which the rate charged for gas commodity-related costs has been fixed (or “frozen”) with an index-type gas cost recovery (“GCR”) rate that varies with market prices for natural gas in the relevant GCR period. Depending on the procedure used by the City Commission to review and evaluate these proposals (which may include a public hearing and discussion of these proposals, in detail, with the City Commission’s staff and advisers) and the outcome of that review and evaluation process, the Company expects new base and GCR rates (which may differ from those proposed by the Company) to become effective on or about April 1, 2005. A copy of the press release announcing the filing is attached hereto as Exhibit 99 and is incorporated herein in its entirety by reference.

Item 9.01(c)  Exhibits.

99  Press Release issued November 19, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Date: November 19, 2004	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President, Treasurer and Chief Financial Officer

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EXHIBIT INDEX
Form 8-K
November 15, 2004

Filed
Exhibit No.	Description	Herewith	By Reference

99	Press Release issued November 19, 2004.	x

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